For Immediate Release	Contact: Fred G. Kowal Chairman and Chief Executive Officer Warwick Community Bancorp, Inc. (845) 986 - 2206

WARWICK COMMUNITY BANCORP, INC. ANNOUNCES SECOND QUARTER RESULTS

Warwick, New York, July 25, 2003 - Warwick Community Bancorp, Inc. (the "Company") (NASDAQ: WSBI), the holding company for The Warwick Savings Bank ("Warwick Savings") and The Towne Center Bank ("Towne Center"), today reported net income for the quarter ended June 30, 2003 of $1.7 million, or $0.37 per diluted share, as compared to $2.5 million, or $0.53 per diluted share, for the comparable quarter in 2002. The second quarter of 2002 included a one-time after tax gain of $461,000 recorded in Other Income that resulted from the Company's curtailment of its defined benefit pension plan.

Commenting on the Company's performance, Fred G. Kowal, Chairman of the Board and Chief Executive Officer, stated, "The comparative results for the current quarter and first half of 2003 reflect the impact of the Federal Reserve Bank's well-publicized interest rate reductions. The average balance of our residential mortgage loan portfolio declined by 38% for the first six months of this year as a result of refinancing activity associated with the continued drop in interest rates. On the positive side, the average balance of our commercial and consumer portfolios rose by 18% during this period. We believe it is prudent to continue to enhance our franchise value by increasing core deposits and investing these funds in commercial and consumer loans where possible and in lower yielding but shorter term mortgage-backed securities where necessary. We prefer to maintain asset quality and minimize interest rate risk in this historically low interest rate environment rather than attempt to maintain our interest rate margin."

Net interest income for the quarter ended June 30, 2003 decreased by $1.7 million, or 23.7%, to $5.3 million. The decrease resulted primarily from a $2.6 million reduction in interest income attributable to the low interest rate environment that was partially mitigated by a $925,000 decrease in interest expense.

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Non-interest income decreased by $606,000 and $304,000, respectively, for the three and six month periods of 2003 compared to the same periods in 2002. Excluding the $817,000 one-time gain recorded in Other Income that resulted from the Company's curtailment of its defined benefit pension plan, non-interest income, net, increased by $211,000 for the quarter ended and $513,000 for the six months ended June 30, 2003 as compared to the same periods in 2002. During the second quarter 2003, service and fee income increased 9.8%, to $1.4 million, which resulted primarily from increased fees attributable to sales and services provided to a growing customer base. Mr. Kowal commented, "We certainly recognize the importance of expanding our market share and increasing our fee-based income by offering value-added services. Notably, revenue derived from the sale of title abstract and insurance policies by our Hardenburgh Abstract Company, Inc. subsidiary, and the sale of investment products by our WSB Financial Services, Inc. subsidiary, increased significantly. Moreover, during the quarter we celebrated the grand opening of our seventh full-service Warwick Savings Bank branch in Goshen, New York."

For the quarter and six months ended June 30, 2003, non-interest expense decreased by $384,000 and $296,000, or 7.8% and 3.2%, respectively, as compared to the same periods in the previous year. The decrease resulted primarily from reduced salaries and benefits expense and, to a lesser extent, a reduction in professional fees for legal and consulting services.

At June 30, 2003, the Company's assets totaled $827.8 million, an increase of $46.6 million, or 6.0%, from December 31, 2002. This increase was primarily due to growth of $166.4 million, or 78.7%, in securities, primarily mortgage backed securities, offset by an $81.1 million, or 17.5%, decrease in net loans. The new securities were primarily shorter duration investments as compared to the longer-term loans and securities that they replaced in order to properly position the Company for anticipated higher rates and increased loan demand. Overall, total asset growth was funded primarily by increases in core savings, NOW and money market account balances, and, to a lesser extent, by an increase in Federal Home Loan Bank advances.

In addition to supporting the Company's asset growth, funds from deposits enabled the Company to repurchase an additional 302,367 shares of its outstanding common stock. These shares were repurchased at an average price of $29.73 per share.

The Company's asset quality remained sound, with non-performing loans totaling $2.3 million at June 30, 2003 compared to $2.0 million at December 31, 2002. Our ratio of non-performing loans to total loans during this six-month period increased from 0.44% at December 31, 2002 to 0.60% at June 30, 2003 primarily as a result of the $81.1 million decrease in total loans. Notably, the ratio was not adversely affected by the increased proportion of commercial mortgage loans or commercial business loans within the loan portfolio. The composition of the June 30, 2003 NPL total was $1.8 million in 1-4 family residential mortgage loans and $488,000 in commercial and consumer loans, while the December 31, 2002 NPL total was comprised of $1.3 million and $761,000 in the same respective categories. The ratio of non-performing assets to total assets improved significantly to 0.29% at June 30, 2003 compared to 0.41% at December 31, 2002 as a result of a $762,000 decrease in non-performing assets coupled with the previously mentioned $46.6 million increase in total assets.

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Except for the historical information in this press release, the matters discussed may be deemed to be forward-looking statements, within the meaning of the Private Securities Litigation Reform Act of 1995, that involve risks and uncertainties, including, but not limited to, changes in economic conditions in the Company's market areas, changes in the financial condition or business prospects of the Company's borrowers, changes in policies by regulatory agencies, the impact of competitive loan products, loan demand risks, fluctuations in interest rates and the relationship between long and short term rates, operating results and other risks detailed from time to time in the Company's filings with the Securities and Exchange Commission. Actual strategies and results in future periods may differ materially from those currently expected. These forward-looking statements represent the company's judgment as of the date of this release. The Company disclaims, however, any intent or obligation to update these forward-looking statements.

Warwick Community Bancorp, Inc. is the holding company for The Warwick Savings Bank, a New York state chartered stock savings bank, and The Towne Center Bank, a New Jersey state chartered commercial bank. The Warwick Savings Bank was originally founded in 1875 and is a community-oriented savings institution offering a variety of financial services to meet the needs of the communities it serves. The Towne Center Bank was founded in 1999. The Warwick Savings Bank maintains its headquarters in the village of Warwick in Orange County, New York and operates additional branches in the village of Monroe, the village of Goshen, the town of Woodbury, the town of Newburgh, and the town of Wallkill, Orange County, New York, and the town of Carmel, Putnum County, New York. The Towne Center Bank is headquartered in the town of Lodi, in Bergen County, New Jersey and operates an additional branch in the borough of Moonachie, in Bergen County, New Jersey. Both banks' deposits are insured up to the maximum allowable amount by the Bank Insurance Fund of the FDIC.

WARWICK COMMUNITY BANCORP, INC. and SUBSIDIARIES

CONSOLIDATED STATEMENTS OF FINANCIAL CONDITION

ASSETS	June 30, 2003	December 31, 2002
	(Unaudited)	(Audited)
	(Dollars in thousands)
ASSETS:
Cash on hand and due from banks	$19,465	$59,667
Securities:
Available-for-sale, at fair value	375,698	208,787
Held-to-maturity, at amortized cost (fair value
$2,335 in 2003 and $2,812 in 2002)	2,324	2,810
Total securities	378,022	211,597
Loans:
Residential real estate, net	154,912	235,156
Real estate held for sale	4,085	4,794
Commercial real estate, net	158,132	152,521
Consumer, net	45,329	52,115
Commercial business, net	25,733	24,619
Total loans	388,191	469,205
Allowance for loan losses	(4,991)	(4,932)
Total loans, net	383,200	464,273

Accrued interest receivable	3,697	3,381
Federal Home Loan Bank stock	11,662	11,200
Bank premises ∓ equipment, net	9,459	9,266
Other real estate owned	100	1,145
Bank owned life insurance	12,424	12,064
Goodwill and other intangible assets	2,506	2,609
Other assets	7,307	6,036
Total assets	$827,842	$781,238

LIABILITIES AND STOCKHOLDERS' EQUITY

LIABILITIES
Deposits	$500,129	$466,675
Mortgage escrow funds	3,509	3,368
Accrued interest payable	1,496	1,523
Federal Home Loan Bank advances	233,245	216,495
Other liabilities	12,667	12,069
Total liabilities	751,046	700,130

STOCKHOLDERS' EQUITY:
Preferred stock, $.01 par value; 5,000,000
authorized; none issued	-	-
Common stock, $.01 par value; 15,000,000 shares
authorized; 6,635,447 and 6,632,814 shares issued as of
June 30, 2003 and December 31, 2002, respectively;
4,533,673 and 4,833,407 shares outstanding as of
June 30, 2003 and December 31, 2002, respectively	66	66
Additional paid-in capital	65,110	64,518
Retained earnings-subject to restrictions	50,145	47,856
Accumulated other comprehensive income, net	2,570	1,440
Accumulated other comprehensive loss, pension benefit obligation	(855)	(855)
Less- Unallocated common stock held by ESOP	(3,650)	(4,069)
Less- Unearned common stock held by RRP	(1,242)	(1,489)
	112,144	107,467
Treasury stock (2,101,774 shares and 1,799,407 shares at
June 30, 2003 and December 31, 2002, respectively)	(35,348)	(26,359)
Total stockholders' equity	76,796	81,108
Total liabilities and stockholders' equity	$827,842	$781,238

WARWICK COMMUNITY BANCORP, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)

	For the three months ended June 30,		For the six months ended June 30,
	2003	2002	2003	2002

Interest Income:
Interest on one-to four-family loans	$3,071	$5,617	$6,887	$11,484
Interest on commercial real estate loans	2,844	1,797	5,649	3,441
Interest on commercial business loans	401	543	812	1,091
Interest on consumer loans	780	1,203	1,608	2,499
Interest and dividends on securities	2,763	3,277	5,703	6,703
Interest on federal funds sold	-	-	-	20
Interest on short-term money market instruments	69	72	182	79
Total interest income	9,928	12,509	20,841	25,317

Interest Expense:
Time deposits	695	873	1,466	1,860
Money market deposits	231	379	507	756
Savings deposits	877	1,042	1,986	2,020
Mortgagors' escrow deposits	17	23	30	37
Borrowed funds	2,782	3,210	5,571	6,547
Total interest expense	4,602	5,527	9,560	11,220
Net interest income	5,326	6,982	11,281	14,097

Provision for Loan Losses	(10)	(225)	(90)	(455)
Net interest income after provision for loan losses	5,316	6,757	11,191	13,642

Non-Interest Income:
Service and fee income	1,442	1,313	2,871	2,444
Gain on securities transactions	229	-	352	242
Net gain on sale of loans	129	100	265	146
Other income	77	1,070	274	1,234
Total non-interest income, net	1,877	2,483	3,762	4,066

Non-Interest Expense:
Salaries and employee benefits	2,489	2,790	5,139	5,418
FDIC insurance	20	21	40	40
Occupancy	521	541	1,062	1,079
Data processing	311	303	645	579
Advertising	99	54	153	93
Professional fees	259	376	452	626
Other	837	835	1,587	1,539
Total non-interest expense	4,536	4,920	9,078	9,374
Income before provision for income taxes	2,657	4,320	5,875	8,334

Provision for Income Taxes	971	1,798	2,212	3,360

Net Income	$1,686	$2,522	$ 3,663	$4,974
Net Income per Share:
Basic	$ 0.39	$ 0.55	$ 0.84	$ 1.08
Diluted	$ 0.37	$ 0.53	$ 0.80	$ 1.05

WARWICK COMMUNITY BANCORP, INC. and SUBSIDIARIES
SELECTED CONSOLIDATED FINANCIAL RATIOS (UNAUDITED):

	Three Months Ended June 30,		Six Months Ended June 30,
	2003	2002	2003	2002
Performance Ratios (1):
Return on average assets	0.83%	1.29%	0.91%	1.25%
Return on average equity	8.77%	12.81%	9.30%	12.69%
Earnings per Share- Basic	$0.39	$0.55	$0.84	$1.08
Earnings per Share- Diluted	$0.37	$0.53	$0.80	$1.05
Average stockholders' equity to average assets	9.48%	10.08%	9.77%	9.82%
Stockholder's equity to total assets	9.28%	10.06%	9.28%	10.06%
Core deposits to total deposits	78.54%	74.99%	78.54%	74.99%
Net interest spread	2.38%	3.26%	2.54%	3.29%
Net interest margin	2.78%	3.76%	2.96%	3.77%
Operating expense to average assets	2.19%	2.47%	2.21%	2.25%
Efficiency ratio	63.90%	57.06%	61.40%	52.52%

		At June 30, 2003	At December 31, 2002
Asset Quality Ratios (1):
Non - performing loans to total loans		0.60%	0.44%
Non - performing assets to total assets		0.29%	0.41%
Allowance for loan losses to total loans		1.29%	1.06%
Allowance for loan losses to non - performing
loans		214.85%	241.76%

Capital Ratios (1):

Tier I capital to average assets		8.97%	9.98%
Tier I capital to risk-weighted assets		17.18%	17.29%
Total capital to risk-weighted assets		18.42%	18.40%
Book Value (period end)		$16.94	$16.78
Common shares outstanding		4,533,673	4,833,407

(1)	With the exception of end of period ratios, all ratios are based on average monthly balances during the indicated periods and are annualized where appropriate. Capital ratios and asset quality ratios are end of period ratios.

	Three Months Ended June 30,
	2003			2002
			Average			Average
	Average		Yield/	Average		Yield/
	Balance	Interest	Cost	Balance	Interest	Cost
Assets:
Interest-earning assets:
One-to four-family loans, net	$179,544	$3,071	6.84%	$315,353	$5,617	7.12%
Commercial real estates loans, net	155,628	2,844	7.31	95,608	1,797	7.52
Commercial business loans, net	27,412	401	5.85	33,710	543	6.44
Consumer loans, net	46,437	780	6.72	65,768	1,203	7.32
Mortgage-backed securities	265,848	1,930	2.90	99,974	1,540	6.16
Federal funds sold	-	-	0.00	-	-	0.00
Interest earning accounts at banks	25,460	69	1.08	18,373	72	1.57
Investment securities	66,786	833	4.99	113,604	1,737	6.12

Total interest-earning assets	767,115	9,928	5.18	742,390	12,509	6.74

Non-interest earning assets	44,460			38,574

Total assets	$811,575			$780,964

Liabilities and retained earnings:
Interest-bearing liabilities:
Passbook and NOW deposits	$249,264	$877	1.41%	$192,441	$1,042	2.17%
Mortgagor's escrow deposits	3,365	17	2.02	4,262	23	2.16
Money market deposits	83,381	231	1.11	77,181	379	1.96
Time deposits	108,563	695	2.56	111,484	873	3.13
Total deposits	444,573	1,820	1.64	385,368	2,317	2.40
Borrowed funds	213,326	2,782	5.22	249,406	3,210	5.15

Total interest-bearing liabilities	657,899	4,602	2.80	634,774	5,527	3.48

Non-interest bearing liabilities	76,742			67,431

Total liabilities	734,641			702,205
Retained earnings	76,934			78,759

Total liabilities and retained earnings	$811,575			$780,964

Net interest income/interest rate spread		$5,326	2.38%		$6,982	3.26%

Net interest-earning assets/net interest margin	$109,216		2.78%	$107,616		3.76%

Ratio of interest-earning assets to
interest-bearing liabilities			116.60%			116.95%

	Six Months Ended June 30,
	2003			2002
			Average			Average
	Average		Yield/	Average		Yield/
	Balance	Interest	Cost	Balance	Interest	Cost
Assets:
Interest-earning assets:
One-to four-family loans, net	$200,624	$6,887	6.87%	$321,614	$11,484	7.14%
Commercial real estates loans, net	153,707	5,649	7.35	91,381	3,441	7.53
Commercial business loans, net	28,361	812	5.73	34,963	1,091	6.24
Consumer loans, net	48,024	1,608	6.70	68,345	2,499	7.31
Mortgage-backed securities	233,437	4,063	3.48	97,708	3,125	6.40
Federal funds sold	0	0	0.00	2,557	20	1.56
Interest earning accounts at banks	34,753	182	1.05	11,870	79	1.33
Investment securities	63,591	1,640	5.16	119,116	3,578	6.01

Total interest-earning assets	762,497	20,841	5.47	747,554	25,317	6.77

Non-interest earning assets	43,955			39,611

Total assets	$806,452			$787,165

Liabilities and retained earnings:
Interest-bearing liabilities:
Passbook and NOW deposits	$241,459	$1,986	1.64%	$185,728	$2,020	2.18%
Mortgagor's escrow deposits	2,852	30	2.10	3,514	37	2.11
Money market deposits	82,720	507	1.23	77,679	756	1.95
Time deposits	111,105	1,466	2.64	112,564	1,860	3.30
Total deposits	438,136	3,989	1.82	379,485	4,673	2.46
Borrowed funds	214,775	5,571	5.19	263,852	6,547	4.96

Total interest-bearing liabilities	652,911	9,560	2.93	643,337	11,220	3.49

Non-interest bearing liabilities	74,782			66,544

Total liabilities	727,693			709,881
Retained earnings	78,759			77,284

Total liabilities and retained earnings	$806,452			$787,165

Net interest income/interest rate spread		$11,281	2.54%		$14,097	3.28%

Net interest-earning assets/net interest margin	$109,586		2.96%	$104,217		3.77%

Ratio of interest-earning assets to
interest-bearing liabilities			116.78%			116.20%